                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF CLEAR HOLDINGS, INC.
                                AS OF MAY 5, 2000



NAME                                                                                            ORGANIZED UNDER THE
----                                                                                                 LAWS OF:
                                                                                                -------------------

Clear Communications Group, Inc.                                                                     Georgia

ISDC, Inc.(1)                                                                                        Georgia

Communications Development Systems, Inc.(1)                                                          New Jersey

Clear Tower Corporation(1)                                                                           Georgia

Cellular Technology International, Inc.(1)                                                           Missouri

Clear Program Management, Inc.(1)                                                                    Georgia

Specialty Drilling, Inc.(1)                                                                          Texas

TWR Telecom, Inc.(1)                                                                                 Texas

Rooker Tower Company((2))                                                                            Tennessee

TWR Lighting, Inc.(2)                                                                                Texas


-------------

         (1)  Subsidiary of Clear Communications Group, Inc.
         (2)  Subsidiary of TWR Telecom, Inc.